SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549

                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                      Alba-Waldensian, Inc.

            (Name of Registrant as Specified In Its Charter)

                      Alba-Waldensian, Inc.

   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(x )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                             ALBA-WALDENSIAN, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alba-Waldensian, Inc. (the Company) will be held at an office of the Company, 425 North Gateway Avenue, Rockwood, Tennessee 37854, on Wednesday, May 8, 1996, at 9:00 a.m., Local Time, for the purpose of considering and acting upon the following:
     1. The election of three Directors for a term of three years pursuant to the Certificate of Incorporation and the Bylaws of the Company.
     2. Any and all other matters that may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on March 22, 1996, are entitled to notice of and to vote at the meeting or any adjournment thereof.
     If you do not expect to be present at the meeting, please date and sign the accompanying proxy and return it promptly in the enclosed envelope. The proxy may be revoked at any time before it is exercised and will not be exercised if you attend the meeting and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS.
                                          THOMAS F. SCHUSTER
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
Valdese, North Carolina
April 12, 1996

                             ALBA-WALDENSIAN, INC.
                              Post Office Box 100
                          201 St. Germain Avenue, S.W.
                         Valdese, North Carolina 28690
                    PROXY STATEMENT FOR 1996 ANNUAL MEETING
                                OF STOCKHOLDERS
                              GENERAL INFORMATION
     The accompanying proxy is being solicited on behalf of the Board of Directors of Alba-Waldensian, Inc., a Delaware corporation (the Company), for use at the Annual Meeting of Stockholders to be held at an office of the Company, 425 North Gateway Avenue, Rockwood, Tennessee 37854, on Wednesday, May 8, 1996, at 9:00 a.m., Local Time, and at any adjournment thereof.
     Solicitation other than by mail may be made personally and by telephone by regularly employed officers and employees of the Company who will not be additionally compensated therefor. In addition, arrangements will be made with brokerage houses, banks, voting trustees and their nominees to send proxy material to any beneficial owner of shares of the Company's Common Stock held of record by them. This proxy material will be first mailed on or about April 12, 1996. The Company has engaged its Transfer Agent, First Union National Bank (First Union) to deliver proxy materials and solicit proxies. First Union will be reimbursed for its printing costs, postage and freight charges and other expenses and will be paid a reasonable fee for its services. All expenses in connection with the solicitation will be borne by the Company.
     Each proxy submitted will be voted as directed. If no direction is given, the proxy will be voted for the action proposed. The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders and routine matters incidental to the conduct of the meeting. If any other matters do properly come before the meeting, however, the persons named as attorneys and proxies will vote on such matters in accordance with their best judgment. Each stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person.
                   VOTING SECURITIES, PRINCIPAL STOCKHOLDERS
                           AND HOLDINGS OF MANAGEMENT
     The record date for determination of stockholders entitled to notice of and to vote at the meeting is the close of business on March 22, 1996. On such date, 1,867,403 shares of the Company's Common Stock, par value $2.50 per share (the Common Stock), were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Voting on the election of Directors at the meeting shall be by ballot. Voting on all other matters shall be by voice vote or by show of hands.
                                       1

     The following table sets forth certain information regarding each person known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock:

                                    AMOUNT AND NATURE
      NAME AND ADDRESS OF             OF BENEFICIAL       PERCENT
        BENEFICIAL OWNER                OWNERSHIP         OF CLASS
Sunstates Corporation                      970,600           51.9%
Clyde Wm. Engle
3500 West Peterson Avenue
Chicago, IL 60659
The Killen Group, Inc.                     234,895           12.6%
1189 Lancaster Ave.
Berwyn, PA 19312
Dimensional Fund Advisors, Inc.             96,500            5.2%
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

(1) According to information provided to the Company, Sunstates Corporation (formerly Acton Corporation) owns these shares both directly through wholly-owned subsidiaries and indirectly through majority-owned subsidiaries. Alba-Waldensian Holding Company, a wholly-owned subsidiary of Coronet Insurance Company, owns 539,700 shares of the Company's Common Stock. Coronet Insurance Company is a wholly-owned subsidiary of Normandy Insurance Agency, Inc., which is a wholly-owned subsidiary of Sunstates Corporation. Wellco Holding Company and Casualty Insurance Company of Florida, wholly-owned subsidiaries of Coronet Insurance Company, own 400,000 and 14,100 shares of the Company's Common Stock, respectively. Coronet Insurance Company owns 14,800 shares of the Company's Common Stock. Mr. Engle, a Director and Chairman of the Board of the Company, is a Director of Alba-Waldensian Holding Company, Coronet Insurance Company and Normandy Insurance Agency, Inc. and is Chairman, Chief Executive Officer and a Director of Sunstates Corporation. Mr. Engle is Chief Executive Officer and a director of Hickory Furniture Company. Mr. Engle is also Chairman of the Board and Chief Executive Officer of Telco Corporation and is Chairman and Treasurer of RDIS Corporation. Mr. Engle and all of such corporations have sole voting and dispositive power with respect to all 968,600 shares of Common Stock. 938,700 of such shares have been pledged as security for a loan made by LaSalle National Bank, 120 South LaSalle St., Chicago, Illinois to certain subsidiaries of Sunstates Corporation. Also includes 2,000 shares subject to options held by Mr. Engle that are presently exercisable or exercisable within 60 days.
(2) According to information contained in an amendment to Schedule 13G dated January 31, 1996, The Killen Group, Inc. beneficially owns 233,895 shares of Common Stock as of December 31, 1993 and has sole power to dispose of the shares. The Killen Group, Inc. is a registered investment adviser. Robert E. Killen, president and sole shareholder of The Killen Group, Inc., is the beneficial owner of 1,000 shares of Common Stock and has sole power to vote and dispose of such shares.
(3) According to information contained in an amendment to Schedule 13G dated January 30, 1995, Dimensional Fund Advisors Inc. (DFA) is deemed to have beneficial ownership of 96,500 shares of Common Stock as of December 31, 1994, all of which shares are owned by advisory clients of DFA, no one of which, to the knowledge of DFA, owns more than 5% of the Common Stock. DFA has sole voting power with respect to 68,000 shares of Common Stock. Certain officers of DFA also serve as officers of DFA Investment Dimensions Group Inc. (the Fund) and The Investment Trust Company (the Trust), each an open-
                                       2
    end investment company, and as such officers have sole voting power with respect to 21,000 shares of Common Stock owned by the Fund and 7,500 shares of Common Stock owned by the Trust.
     The following table sets forth, as of March 31, 1996, certain information with respect to the beneficial ownership of the Common Stock by all Directors, nominees for Director and Executive Officers of the Company as a group and certain named Executive Officers. The named Executive Officers listed below are the Company's three executive officers, other than the Chief Executive Officer, whose total annual salary and bonus for the fiscal year ended December 31, 1995 exceeded $100,000. Information with respect to the beneficial ownership of the Common Stock by the Chief Executive Officer, each of the Directors and the nominees is contained in the table under "Information About Directors and Nominees for Director."

                            AMOUNT AND NATURE
        NAME OF               OF BENEFICIAL       PERCENT
    BENEFICIAL OWNER          OWNERSHIP(1)        OF CLASS
Donald R. Denne                     7,375(2)        *
Thomas I. Nail                      6,688(3)        *
Charles D. Poteat                   4,875(4)        *
All Directors, nominees         1,041,903(5)        53.9  %
and Executive Officers
as a group (15 persons)

* Less than 1%.
(1) Except as indicated in the table under the heading "Voting Securities, Principal Stockholders and Holdings of Management" above, each Director, nominee and named Executive Officer possesses the sole power to vote and dispose of the shares beneficially owned by him.
(2) Includes 6,875 shares subject to options that are presently exercisable or exercisable within 60 days.
(3) Includes 4,688 shares subject to options that are presently exercisable or exercisable within 60 days.
(4) Includes 4,375 shares subject to options that are presently exercisable or exercisable within 60 days.
(5) Includes 62,938 shares subject to options that are presently exercisable or exercisable within 60 days.
             INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR
     The Company's Bylaws provide that the number of Directors shall be not less than five nor more than 15, the exact number to be determined from time to time by resolution of the Board of Directors. By resolution adopted February 21, 1996, the Board set the number of Directors at nine. The Bylaws also provide for three classes of Directors having staggered terms of office, with each Director serving a three year term expiring upon the election and qualification of his successor.
     Three Directors, Messrs. James M. Fawcett, Jr., C. Alan Forbes and Lee N. Mortenson, are currently serving terms that expire at the 1996 annual meeting. Mr. Forbes was first elected in 1974, Mr. Mortenson in 1984 and Mr. Fawcett in 1992, at the respective Annual Meeting of Stockholders. The six Directors whose terms expire in 1997 and 1998 were elected by the Company's stockholders at prior annual meetings to serve until the annual meeting to be held in the year set forth in the table below and until their successors are elected and qualified.
                                       3

     On February 21, 1996, the Directors nominated Messrs. Fawcett, Forbes and Mortenson to serve new three year terms. The accompanying proxy will be voted FOR the election of these three nominees unless authority to do so is withheld.
     Directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at a meeting at which a quorum is present and which are entitled to vote on the election of directors. Abstentions and shares not voted are not taken into account in determining a plurality in the election of directors. Although the Board of Directors does not expect that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees unexpectedly occurs, proxies will be voted in favor of those nominees who remain as candidates and may be voted for a substitute nominee designated by the Board of Directors.
     The table below sets forth certain information about the three nominees for Director and the remaining Directors whose terms continue beyond the 1996 Annual Meeting of Stockholders, including information about their beneficial ownership of Common Stock as of March 22, 1996. A description of each person's business activities during the past five years, including his position, if any, with the Company, and other pertinent information follow the table.

                                                    BENEFICIAL OWNERSHIP
                                    YEAR FIRST      OF COMMON STOCK (1)
      NOMINEES FOR                    BECAME          NO. OF        % OF
   TERM EXPIRING 1999       AGE      DIRECTOR         SHARES        CLASS
James M. Fawcett, Jr.       59         1992           2,000     (2)  *
C. Alan Forbes              62         1974           2,050     (2)  *
Lee N. Mortenson            60         1984           6,200     (2)  *
     DIRECTORS WITH
   TERM EXPIRING 1997
Paul H. Albritton, Jr.      52         1991           2,600     (2)  *
Glenn J. Kennedy            44         1991           2,000     (2)  *
William M. Cousins, Jr.     71         1991           2,000     (2)  *
     DIRECTORS WITH
   TERM EXPIRING 1998
Clyde Wm. Engle             53         1980         970,600      2)(3) 51.9 %
Joseph C. Minio             53         1983           2,000     (2)  *
Thomas F. Schuster          53         1992          23,250     (4)  *

* Less than 1% of the outstanding shares of Common Stock of the Company.
(1) Except as otherwise noted, each Director or nominee possesses the sole power to vote and dispose of the shares beneficially owned by him.
(2) Includes 2,000 shares subject to options that were granted on December 10, 1992 to each non-employee Director under the Company's 1992 Nonqualified Stock Option Plan for Non-Employee Directors.
(3) See Note 1 in the table under the heading "Voting Securities, Principal Stockholders and Holdings of Management" above.
(4) Includes 21,250 shares subject to options that are presently exercisable or exercisable within 60 days and 500 shares owned by Mr. Schuster's wife.
                                       4

     Mr. Albritton is a Vice President and Chief Financial Officer (since May
1994) of Target Technologies, Inc., a publicly traded company engaged in electronic communications manufacturing. From September 1992 to May 1994, Mr. Albritton, an attorney and certified public accountant, was a self-employed financial consultant and private investor. Mr. Albritton was a Director and Executive Vice President (May 1988 to August 1992) and chief operating officer (May 1988 to December 1990) of Acton Corporation (now Sunstates Corporation), a publicly traded company primarily engaged in specialized automobile insurance underwriting, real estate development and manufacturing.
     Mr. Cousins has been President of William M. Cousins Jr., Inc., a management consulting firm, since 1974. Mr. Cousins received his MBA from Harvard University. Mr. Cousins is also a Director of Wellco Enterprises, Inc. and BioSepra, Inc.
     Mr. Engle has served as Chairman of the Board of the Company since May 1991. He also holds positions with various businesses headquartered in Chicago, Illinois, including RDIS Corporation (formerly Libco Corporation) (Chairman of the Board and President), which is the sole shareholder of Telco Capital Corporation; Telco Capital Corporation, which is principally engaged in the manufacturing, insurance underwriting and real estate businesses (Chairman of the Board and Chief Executive Officer); GSC Enterprises, Inc., a one bank holding company (Chairman of the Board, President and Chief Executive Officer); Bank of Lincolnwood (Chairman of the Board); and Sierra Associates, which is a general partner of an investment limited partnership (General Partner). Mr. Engle is also a Director of various other businesses, including Hickory Furniture Company; NRG, Incorporated, an equipment leasing company; Indiana Financial Investors, Inc., a real estate mortgage company (Chairman of the Board since 1991); and Sunstates Corporation (Chairman of the Board and Chief Executive Officer). Sunstates Corporation, a Delaware corporation, is a publicly traded company primarily engaged in specialized automobile insurance underwriting, real estate development and manufacturing.
     Mr. Fawcett has been a Registered Representative and Agent for the Equitable Financial Companies since 1990. He served as President and Owner of The Fawcett Group, a financial consulting and investment banking firm, from 1973 to 1990.
     Mr. Forbes is a management consultant in Charlotte, North Carolina and is President of C.A. Forbes & Assoc., Inc. From 1985 through 1988 he was President of Delta Square, Inc., of Atlanta, Georgia, which is a manufacturer of electronic productivity measuring systems.
     Mr. Kennedy is a Vice President (since July 1988) and Treasurer and Chief Financial Officer (since May 1988) of Sunstates Corporation (formerly Acton Corporation), a publicly traded company primarily engaged in specialized automobile insurance underwriting, real estate development and manufacturing, and he was formerly Chief Financial Officer and Treasurer of Sunstates Corporation, a publicly traded company primarily engaged in specialized automobile insurance underwriting and real estate development, which was merged into Acton Corporation in May of 1988.
     Mr. Minio has been President, Chief Executive Officer and Director of Belle Haven Management Ltd. in Greenwich, Connecticut since 1986. Belle Haven Management Ltd. is engaged in the business of acquiring controlling positions in small and medium-sized under-performing companies, and provides top level general management services, including strategic planning, restructuring, financing and acquisition search, analysis and negotiation. He has also served as President and Chief Executive Officer of Intelligent Business Communications Corporation. Intelligent Business Communications was engaged in the design, development, manufacture, and marketing of advanced state of the art satellite data control equipment as well as vertical circuit switches and T-1 multiplexers for both data and voice communications. From 1981 until 1986, Mr. Minio was
                                       5

President, Chief Executive Officer and a Director of Publicker Industries, Inc. of Greenwich, Connecticut, which was a manufacturer of alcohol and related products. Mr. Minio also serves as a Director of Wellco Enterprises, Inc.
     Mr. Mortenson has been President, Chief Operating Officer and a Director of Telco Capital Corporation of Chicago, Illinois since January, 1984. Telco Capital Corporation is principally engaged in the manufacturing, insurance underwriting and real estate businesses. He was President, Chief Executive Officer and a Director of Sunstates Corporation (formerly Acton Corporation) to December, 1990 and he has been President, Chief Operating Officer and a Director of Sunstates Corporation (formerly Acton Corporation) since December, 1990. Sunstates Corporation, a Delaware corporation, is a publicly traded company primarily engaged in specialized automobile insurance underwriting, real estate development and manufacturing. Mr. Mortenson also serves as a Director of Rocky Mountain Chocolate Factory, Inc.
     Mr. Schuster served as Executive Vice President and Chief Operating Officer of the Company from February 1992 until he was appointed President and Chief Executive Officer of the Company on June 30, 1992. From 1989 until joining the Company, Mr. Schuster managed his own consulting practice, serving clients in the manufacturing and retailing industries. From 1987 to 1989, he was President and Chief Executive Officer of Coats Viyella, the multi-divisional US subsidiary of an English conglomerate which manufactured knitwear, neckwear and Viyella shirts. Prior to 1987, Mr. Schuster served as President and Chief Executive Officer of Great American Knitting Mills, manufacturer of Gold Toe and Arrow hosiery. After receiving his MBA from Harvard University in 1972, Mr. Schuster served in progressively more responsible marketing positions. Mr. Schuster also serves as a Director of The National Association of Hosiery Manufacturers.
                   THE BOARD OF DIRECTORS AND ITS COMMITTEES
     The Executive Committee is currently comprised of Messrs. Albritton, Engle, Forbes and Mortenson. The Executive Committee is available to counsel with the Chief Executive Officer of the Company and assists in developing policies, evaluating major proposals and formulating resolutions to present to the Board of Directors. The Executive Committee did not meet during 1995.
     The Audit Committee is currently comprised of Messrs. Albritton, Cousins, Fawcett and Kennedy. Mr. Kennedy serves as Chairman. The principal duties of the Audit Committee are to review with the independent auditors (i) the purpose and scope of services to be performed by them, (ii) the financial statements and related opinions of the auditors, (iii) the observations and recommendations of the auditors relating to accounting principles or practices, internal controls, financial reporting and operations and (iv) other pertinent matters necessary to assist the Board of Directors in fulfilling its responsibilities for public financial reporting. In addition, the Audit Committee communicates with members of the Company's management staff with respect to auditing matters and recommends to the Board of Directors nomination of an independent auditing firm for the Company. The Audit Committee met twice during 1995.
     The Stock Option and Executive Compensation Committee is currently comprised of Messrs. Fawcett, Forbes, Minio and Mortenson. Mr. Mortenson serves as Chairman. The principal duties of the Stock Option and Executive Compensation Committee are to review and recommend changes with respect to the Company's stock option plans, to recommend options to be granted under the plans, to review salaries and other compensation paid to management of the Company and to assist the Chief Executive Officer with respect to the Company's executive compensation policies. The Stock Option and Executive Compensation Committee met ten times during 1995.
                                       6

     The Company does not have a nominating committee.
     The Board of Directors met six times during 1995. All Directors attended at least 75% of the meetings of the Board and all committees of which they were a member.
                           COMPENSATION OF DIRECTORS
     Directors who are not otherwise employed by the Company receive an annual retainer of $1,300 (or $2,000 for each committee member) and $1,000 for each regular meeting of the Board attended ($500 for each telephonic Board meeting). Directors who serve on the Audit Committee, the Executive Committee or the Stock Option and Executive Compensation Committee receive an additional $500 for each Committee meeting attended (or $250 for each telephone Committee meeting).
            STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE REPORT
     The Stock Option and Executive Compensation Committee of the Board of Directors of the Company (the Committee) provides overall guidance with respect to the Company's executive compensation programs. The Committee is composed of four members (all outside directors) and it meets at least once a year to review the Company's compensation programs, including executive salary administration, stock and incentive compensation plans. The Committee considers and makes final decisions regarding the compensation of the Chief Executive Officer and the other executive officers of the Company. Neither the Chief Executive Officer nor any other named Executive Officer participates in those discussions or in the making of such decisions.
GENERAL EXECUTIVE COMPENSATION POLICIES
     The Company's executive compensation policies are designed to attract and retain top quality executive officers and to reward executive officers for performance measured by review of financial performance criteria and achievement of strategic corporate objectives.
     The Company awards its executive officers three principal types of compensation: base salary, annual incentive compensation and stock options, each of which is more fully described below. In addition, executive officers participate in the Company's various other employee benefit plans, including the Company's Employee Savings and Profit Sharing Plan.
     1. BASE SALARY. The Company has historically established the base salary of its executive officers on the basis of each executive officer's experience, scope of responsibility and accountability within the Company and salary and benefits at comparable public companies.
     To correlate the compensation of the executive officers to individual and corporate performance and increases in shareholder value, the Company also relies on performance-related annual incentive awards and long-term incentive/stock option awards in addition to base salary.
     2. ANNUAL INCENTIVE COMPENSATION. To incentivize the compensation of executive officers, a component of an executive officer's total compensation arrangement derives from participation in the Company's 1989 Management Incentive Plan (the MI Plan). MI Plan participants are divided into three groups based upon job level as determined by the Company's salary administration plan. Each group can earn a designated percentage of annual salary based upon two out of three criteria: actual performance against established personal objectives
(MBOs), Company profit performance against the established budget, and/or divisional profit performance
                                       7
against the established budget. Under the MI Plan, Messrs. Denne, Fumento, Poteat and Nail may be awarded up to 36%, 36%, 36% and 34%, respectively, of their base salary in bonuses.
     One-half of each named Executive Officer's bonus for 1995 was tied to the achievement of established financial and budget objectives. These budget objectives are approved annually by the Board of Directors. The ability of the named Executive Officer to receive an award of the full amount for a particular year depends on whether or not the established objective, which may be subjectively adjusted by the Committee for unusual circumstances, is met. Falling below 85% of the budget objective results in no bonus award with respect to the budget objective component of the bonus. The other half of each named Executive Officer's bonus depends on his achievement of MBOs and other strategic goals of the Company which were determined and approved for the fiscal year ended December 31, 1995 by the Committee.
     3. LONG-TERM INCENTIVE/STOCK OPTION COMPENSATION. The Committee believes that stock ownership is another way to align the interests of the executive officers with those of the Company's shareholders. To that end, the Committee may award executive officers with stock options under the Company's 1993 Long Term Performance Plan (the 1993 Plan). During the fiscal year ended December 31, 1995, the Board of Directors granted a stock option to two of the named Executive Officers under the 1993 Plan with respect to a total of 5,000 shares of Common Stock. An option to purchase 2,500 shares was granted to Mr. Denne to replace an option expiring during the fiscal year, and an option for 1,250 shares was granted to Mr. Poteat to replace options exercised during 1995. No stock options were granted to the Chief Executive Officer during the fiscal year ended December 31, 1995.
     Under the Company's 1991 Management Bonus Plan, a bonus will be paid to holders of options granted to executive officers in the event that on the date the option expires, the book value of the stock has increased during the option's term more rapidly than the market value of the stock. In such event, the optionee is paid a bonus equal to the amount by which the growth in the book value per share exceeds the growth in the market price of the Company's Common Stock. If the stock price exceeds the growth in book value per share, no bonuses under the 1991 Management Bonus Plan shall be paid.
     The Committee generally awards stock options to an executive officer based on his position with the Company. Currently, no named Executive Officer is eligible to receive an option for additional shares of Common Stock unless and until an option expires or is exercised; however, the Committee may in its discretion grant an option for additional shares in the absence of such exercise or expiration. The Committee believes that stock options give the executive officer a proprietary interest in the Company and allow executive officers to realize upon increases in shareholder value over time.
     Effective January 1, 1994, (section mark) 162(m) of the Internal Revenue Code of 1986 provides that certain compensation to certain executive officers in excess of $1 million will not be deductible for federal income tax purposes. The current compensation levels of the Company's executive officers are well below the $1 million level. In the event that the Company's compensation levels approach the $1 million compensation deduction cap, the Committee will study the provision further and take such action as they deem appropriate.
1995 COMPENSATION FOR MR. SCHUSTER
     The general policies described above for the compensation of executive officers also apply to Mr. Schuster as the Company's Chief Executive Officer. Mr. Schuster's annual incentive compensation, however, is earned on the basis of a slightly different formula. Mr. Schuster may be awarded up to a maximum of 37.5% of his base salary in bonus depending upon his achievement of MBOs. In addition, Mr. Schuster may be awarded a bonus equal to 33% of 37.5% of his base salary in the event the Company achieves 85% of the
                                       8
preestablished financial and budget objectives. For every percentage point by which the Company exceeds 85% of the established financial and budget objectives, which may be subjectively adjusted by the Committee for unusual circumstances, the percentage of the applicable portion of his base salary subject to the bonus may be increased by 2.23 percentage points. In determining Mr. Schuster's base salary, the Committee took into account comparable salary and benefits at other publicly traded companies in the textile industry as well as the performance of the Company in 1995. Based on the formula described above, Mr. Schuster's total incentive compensation earned in 1995, paid in March 1996, was equal to $18,270. Mr. Schuster's annual salary was increased from $180,000 to $225,000 for the fiscal year beginning January 1, 1995 as a result of Mr. Schuster's and the Company's performance in 1994.
     The Stock Option and Executive Compensation Committee Report is presented by the members of the Committee at December 31, 1995:

James M. Fawcett, Jr.                    Joseph C. Minio
C. Alan Forbes                           Lee N. Mortenson, Chairman

                      SHAREHOLDER RETURN PERFORMANCE GRAPH
     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (AWS) against the cumulative total return of the S&P 500 Composite Index and the Company's Peer Group for the period covering the Company's five fiscal years ended December 31, 1991, 1992, 1993, 1994 and 1995. The Peer Group consists of the following publicly-held companies in the textile industry: Hartmarx Corp., Hampshire Group Ltd., Danskin Inc., Nantucket Industries, Inc., Warnaco Group Inc. Class A Common Stock, Fruit of the Loom Inc. Class A Common Stock, Sara Lee Corp., Tecnol Medical Products, Inc. and Munsingwear, Inc.

            (Performance Graph appears here. Plot points are below.)

Index Describtion      1990      1991     1992     1993    1994     1995
AWS                  $100.00   $75.39    $96.92  $127.69  $136.92  $93.85
S&P 500               100.00   130.52    140.67   154.73   156.78  215.58
Peer Group            100.00   192.98    224.08   175.67   183.60  228.63


     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Common Stock, S&P 500 and the Peer Group and reinvestment of dividends.
                                       10

                         EXECUTIVE OFFICER COMPENSATION
     The table below shows the compensation paid or accrued by the Company for the three fiscal years ended December 31, 1995, 1994 and 1993, to or for the account of each of the Chief Executive Officer and the Company's three other executive officers whose total annual salary and bonus for 1995 exceeded $100,000 (collectively, the named Executive Officers).
                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                      ANNUAL COMPENSATION
                                                                      OTHER ANNUAL   STOCK OPTION     LTIP      ALL OTHER
NAME AND                            FISCAL                            COMPENSATION      AWARDS      PAYOUTS    COMPENSATION
PRINCIPAL POSITION                   YEAR    SALARY ($)   BONUS ($)       ($)           (#SH)         ($)          ($)
Thomas F. Schuster                   1995      225,000      18,270            (1)       --             --        2,400(2)
President and Chief Executive        1994      180,000      71,000            (1)       --             --        2,392(2)
Officer                              1993      170,004      57,682            (1)       --             --        3,175(2)

Donald R. Denne                      1995      131,508      17,070            (1)      2,500           --        2,400(2)
Senior Vice President                1994      118,500      35,000            (1)      2,500           --        2,339(2)
of Company and                       1993      112,008      26,903            (1)       --          3,145(3)     1,404(2)
President of
Health Products
Division

Robert F. Fumento (4)                1995      138,000       2,208            (1)       --             --        2,400(2)
Vice President and                   1994      130,008      24,000            (1)       --             --        2,329(2)
President of the                     1993      122,085      15,157      34,688(5)      5,500           --        1,958(2)
Consumer Products
Division

Charles D. Poteat (6)                1995      107,004      10,593            (1)        1,250         --          214(2)
Vice President of                    1994      101,004       9,000            (1)        2,500         --              --
Operations                           1993       51,460      10,000      16,395(7)       10,000         --              --

Thomas I. Nail (8)                   1995       96,000      12,240            (1)       --             --        1,808(2)
Secretary-Treasurer                  1994       68,475      17,000            (1)     12,500           --          721(2)
& CFO

(1) Neither the Chief Executive Officer nor any named Executive Officer has received personal benefits during such years in excess of 10% of his annual salary and bonus.
(2) Represents matching contributions by the Company under its Employee Savings and Profit Sharing Plan.
(3) These Long Term Incentive Plan payouts were made to Mr. Denne pursuant to the Company's 1991 Management Bonus Plan in connection with the expiration of stock options. See Note 2 to the Option Grants Table below.
(4) Mr. Fumento resigned from the Company effective February 16, 1996. Mr. Dixon
    R. Johnston was elected by the Board of Directors on February 21, 1996 as a Vice President of the Company and President of the Consumer Products Divisions, replacing Mr. Fumento.
(5) Includes a $25,000 moving allowance paid to or on behalf of Mr. Fumento.
(6) Mr. Poteat was not an officer or employee of the Company prior to June 1993.
(7) Includes a $14,950 moving allowance paid to or on behalf of Mr. Poteat.
                                       11

(8) Mr. Nail was not an officer or employee of the Company prior to March 1994. TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
     In October of 1990, the Board of Directors approved certain termination of employment and change of control arrangements with respect to the named executive officers of the Company. In the event an individual's employment is involuntarily terminated, without cause, such individual shall be entitled to 100% of his base pay for the period following such termination indicated in the table below (the Guarantee Period). Following the expiration of the Guarantee Period, the individual shall be entitled to the indicated percentage of his base pay for the indicated period, contingent upon the individual actively seeking other employment (the Contingent Payments). Subject to the above restrictions and limitations, such individual's medical insurance also shall be continued. No other fringe benefits shall be continued. The Contingent Payments shall cease immediately upon the individual no longer actively seeking employment or the individual becoming employed.

                                                                           TERM           CONTINGENT AMOUNTS
NAME OF INDIVIDUAL                                                      GUARANTEED     @ 100%     @ 80%    @ 60%
Thomas F. Schuster...................................................     12 months    12 mos.     --        --
Donald R. Denne......................................................      6 months     3 mos.   3 mos.      --

     In the event of a takeover of the Company by any person other than Clyde Wm. Engle or one controlled by Mr. Engle, the following severance arrangements (subject to the same restrictions and limitations recited above) will be effective if the employee is involuntarily terminated within two years following such takeover, or if such individual's base pay is reduced by more than twenty percent within such two year period:

                                                                           TERM           CONTINGENT AMOUNTS
NAME OF INDIVIDUAL                                                      GUARANTEED     @ 100%     @ 80%    @ 60%
Thomas F. Schuster...................................................     12 months    12 mos.     --        --
Donald R. Denne......................................................      6 months     3 mos.   3 mos.      --

     The table below shows the individual grants of stock options to the named Executive Officers during the fiscal year ended December 31, 1995. No stock appreciation rights (SARs) were granted during the year.
                       OPTION GRANTS IN 1995 FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                           REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         RATES OF STOCK
                                                                                                             PRICE
                                          % OF TOTAL OPTIONS      INDIVIDUAL GRANTS                     APPRECIATION FOR
                          OPTIONS        GRANTED TO EMPLOYEES        EXERCISE OR        EXPIRATION        OPTION TERM*
NAME                   GRANTED (SHS)        IN FISCAL YEAR        BASE PRICE ($/SH)        DATE          5%         10%
Thomas F. Schuster               0                  0                       --                 --          --          --
Donald R. Denne           2,500(1)                 34%                 $ 8.125           12/12/00      $5,612     $12,401
Robert F. Fumento                0                  0                       --                 --          --          --
Charles D. Poteat         1,250(1)                 17%                 $ 8.125           12/12/00      $2,806     $ 6,200
Thomas I. Nail                   0                  0                       --                 --          --          --

(1) Qualified stock option granted by the Board of Directors under the 1993 Long Term Performance Plan. The option becomes exercisable as to one-fourth of the shares each year beginning one year after the date of grant. The option price equals the average of the high and low price of the Common Stock on the American Stock Exchange on the date of grant. Special provisions govern the exercise of the option in the event of termination of employment, retirement, disability or death. In connection with the grant of stock options, under the Company's 1991 Management Bonus Plan, each named Executive Officer is entitled to a payment in the event the stock option expires unexercised. If the market price of the Common Stock on the expiration date (as determined by the closing price of the Common Stock on the American Stock Exchange on such date) is less than the exercise price, the optionee is paid an amount equal to the increase, if any, in the book value per share of Common Stock over the term of the option.
 * These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.
     The table below shows, on an aggregated basis, each exercise of stock options during the fiscal year ended December 31, 1995 by each of the named Executive Officers and the 1995 fiscal year-end value of unexercised options. No SARs were granted or exercised during the year and no SARs are currently outstanding.
                 AGGREGATED OPTION EXERCISES IN THE 1995 FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                                         OPTIONS AT           IN-THE-MONEY OPTIONS
                                                                        FY-END (#SH)             AT FY-END ($)
                        SHARES ACQUIRED                                 EXERCISABLE/              EXERCISABLE/
NAME                   ON EXERCISE (#SH)     VALUE REALIZED ($)         UNEXERCISABLE            UNEXERCISABLE
Thomas F. Schuster               0                        0              18,750/6,250                        $0/$0
Donald R. Denne              2,500               $ 5,237.50               6,875/5,625                    $3,594/$0
Robert F. Fumento                0                        0               8,000/4,500                  $1,172/$390
Charles D. Poteat            1,250               $ 2,343.75               4,375/8,125                        $0/$0
Thomas I. Nail                   0                        0               3,125/9,375                        $0/$0

     See No. 3 under General Executive Compensation Policies in the Stock Option and Executive Compensation Committee Report regarding expiring stock options with option prices higher than market prices.
                                       13

                        COMPLIANCE WITH SECTION 16(A) OF
                        SECURITIES EXCHANGE ACT OF 1934
     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1995 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1995, and any written representations from a reporting person that no Form 5 is required, to the best of the Company's knowledge, no person who was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company (a reporting person) failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") during the most recent fiscal year other than Mr. Engle, a Director of the Company, who did not furnish the Company with copies of any Form 5 or written representation with respect to reporting during the fiscal year ended December 31, 1995.
                         INDEPENDENT PUBLIC ACCOUNTANTS
     Upon the recommendation of the Audit Committee, the Board of Directors selected BDO Seidman LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1995. BDO Seidman served as the Company's independent accountants for the fiscal year ended December 31, 1994. Deloitte & Touche LLP served as the Registrant's independent accountants to audit the financial statements of the Registrant and its subsidiaries for each of the two fiscal years ended December 31, 1992 and December 31, 1993 and for prior fiscal years. On August 26, 1994, the Registrant replaced Deloitte & Touche LLP with BDO Seidman as its independent accountants to audit the financial statements of the Registrant and its subsidiaries for the fiscal year ended December 31, 1994. This change in independent accountants, effective August 26, 1994, was recommended by the Audit Committee of the Registrant's Board of Directors and approved by the Board of Directors on August 25, 1994.
     Deloitte & Touche's reports on the financial statements of the Company and its subsidiaries for the two fiscal years ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the Company's two fiscal years ended December 31, 1993 and the subsequent period, (1) there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement(s) in its report, and (2) no "reportable event" (as defined in Item 304(a)(1) (v) of Regulation S-K) occurred.
     The Board of Directors has not yet made a determination as to the appointment of auditors to serve for the fiscal year ending December 31, 1996. The Board of Directors will select independent public accountants for 1996 at a later date.
     Representatives of BDO Seidman are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
                                       14

                             STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to such meeting on or before December 24, 1996. The 1997 Annual Meeting of Stockholders is currently contemplated to be held on May 21, 1997. However, if the date of the 1997 annual meeting is changed by more than 30 days from such date, proposals of stockholders must be received by the Company a reasonable time prior to the date the Company's proxy statement and form of proxy relating to such meeting are first sent to the stockholders.
                                       15

*******************************************************************************
                                   APPENDIX
(Alba-Waldensian
logo appears here)
                             ALBA-WALDENSIAN, INC.
                                                                           PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING TO BE HELD MAY 8, 1996
    The undersigned hereby appoints Paul H. Albritton, Glenn J. Kennedy and William M. Cousins, Jr., and each or any of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $2.50 par value Common Stock of the undersigned in Alba-Waldensian, Inc. at the Annual Meeting of Stockholders to be held on May 8, 1996, and at any adjournment thereof.
    THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS. The Board of Directors recommends voting FOR on each item.
    1. ELECTION OF DIRECTORS: Nominees are James M. Fawcett, Jr., C. Alan Forbes and Lee N. Mortenson.
    [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

    [ ] WITHHOLD AUTHORITY to vote for the listed nominees

          (Continued from other side)
    2. In their discretion, the proxies are
       authorized to vote upon such other
       business as may properly come before the
       meeting.
       Receipt of Notice of Annual Meeting of
       Shareholders and accompanying Proxy Statement is hereby acknowledged. PLEASE DATE AND SIGN EXACTLY AS PRINTED BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.
       Dated:                                                            , 1996.

                                            (When signing as attorney, executor,
                                            administrator, trustee, guardian,
                                            etc., give title as such. If joint
                                            account, each joint owner should
                                            sign.)